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                                                                   EXHIBIT 10(b)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

         We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury QA Strategy Series, Inc. filed as part of Registration Statement No. 333-88849 and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-88849).



                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        Swidler Berlin Shereff Friedman, LLP


New York, New York
April 27, 2001